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                                                                      EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Marsh & McLennan Companies, Inc. on Form S-8 of our reports dated December 19, 1997 and March 6, 1998, appearing in and incorporated by reference in the Annual Report on Form 11-K of Marsh & McLennan Companies Stock Investment Plan for the year ended June 30, 1997 and in the Annual Report on Form 10-K of Marsh & McLennan Companies, Inc. for the year ended December 31, 1997, respectively.

/s/Deloitte & Touche LLP
Deloitte & Touche LLP

New York, New York
April 27, 1998